UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 25, 2007

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)



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    Nevada                      000-49735                     87-0642947
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(State or other          (Commission File Number)           (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


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                               570 Del Rey Avenue
                               Sunnyvale, CA 94085

               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 636-1020

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240. 14.a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240. 14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

     On July 25, 2007, Intraop Medical Corporation, or IntraOp, entered into a short-term promissory note financing with Eckert & Ziegler Strahlen-und Medizintechnik, or E&Z, in the amount of (euro)250,000. The promissory note issued to E&Z bears interest at a rate of 7.5% per annum and is due and payable on the earlier of (i) 20 days from the date on which IntraOp receives an equity investment in excess of $4,000,000 or (ii) January 31, 2008. In connection with the issuance of the promissory note, we issued to E&Z a two-year warrant to purchase 100,000 shares of IntraOp common stock at an exercise price of $0.45 per share. The promissory note and warrant are attached hereto as exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms and sale of, and the financial obligations created by, the promissory note issued to E&Z.

Item 3.02.     Unregistered Sales of Equity Securities.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the warrant issued to E&Z. The sale and issuance of the warrant were made pursuant to Section 4(2) of the Securities Act of 1933, as amended. Proceeds of the exercise price of the warrant received by us will be used for general working capital purposes.

     On April 14, 2007 we reported on Form 8-K that on April 9, 2007, we agreed to enter into a short-term unsecured note financing in an aggregate amount of up to $500,000. The notes are unsecured, bear interest at 10% per annum and are due and payable ninety days from the date of issuance. Each holder of a note will receive a warrant to purchase that number of shares of IntraOp common stock equal to 20% of the face amount of the note divided by $0.40. The warrants have a term of three years and an exercise price of $0.40 per share. The form of short-term unsecured note and the form of warrant were attached as exhibits to Form 8-K filed on April 14, 2007. On April 9, 2007 we sold $50,000 of such notes and issued 50,000 warrants pursuant to those same notes. Subsequent to April 9, 2007 and through the date of this report we sold the remaining $450,000 of notes and issued 225,000 warrants pursuant to those same notes. The sale and issuance of the warrants were made pursuant to Section 4(2) of the Securities Act of 1933, as amended. Proceeds of the exercise price of the warrants received by us will be used for general working capital purposes.

Item 8.01      Other Events.

     On July 2, 2007, we entered into a Final Settlement Agreement and Mutual Release, or Settlement Agreement, with DLA Piper US LLP, or DLA Piper, with respect to the settlement of a dispute between the two parties concerning the amount of attorneys' fees billed by DLA Piper to us. Pursuant to the Settlement Agreement, we will pay DLA Piper the total sum of $228,000 in six equal monthly payments of $38,000 each, beginning on July 2, 2007 and on the fifteenth day of the month thereafter through November 15, 2007. In addition, pursuant to the Settlement Agreement we have agreed to issue to DLA Piper a five-year warrant to purchase 400,000 shares of IntraOp common stock at an exercise price of $0.45 per share. The Settlement Agreement and form of warrant are attached hereto as exhibits. We previously issued to DLA Piper a warrant dated October 27, 2003 to purchase 150,000 shares of IntraOp common stock. This warrant has been cancelled in connection with the execution of the Settlement Agreement. We have also agreed with DLA Piper that we will register with the SEC the shares issuable upon exercise of the warrant issued pursuant to the Settlement Agreement. The Settlement Agreement also provides that IntraOp and DLA Piper will release each other from any claims occurring or existing at any time up to and including the effective date of the Settlement Agreement, except for the obligations set forth in the Settlement Agreement.


Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number
------

4.18           Warrant issued to Eckert & Ziegler Strahlen-und Medizintechnik

4.19           Form of Warrant to be issued to DLA Piper USA LLP

10.30          Promissory note issued to Eckert & Ziegler Strahlen-und
               Medizintechnik

10.31 Settlement Agreement dated July 2, 2007 by and between the Company and DLA Piper USA LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INTRAOP MEDICAL CORPORATION


Date: July 30, 2007                         By: /s/ Howard Solovei
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                                            Howard Solovei
                                            Chief Financial Officer